                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sections 240.14a-11(c) or 240.14a-12

                        La Jolla Pharmaceutical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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


                         [LA JOLLA PHARMACEUTICAL LOGO]

                          ----------------------------

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 11, 2000

         The Annual Meeting of Stockholders of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company") will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California 92121, on Thursday, May 11, 2000, at 10:00 a.m. for the following purposes:

         1. To elect two Class I directors to the Board of Directors who will serve until the 2003 annual meeting of stockholders and until their successors are duly elected and qualified.

         2. To consider and vote on a proposal to amend the Company's 1994 Stock Incentive Plan to increase by 1,000,000 (subject to antidilution adjustments specified in the plan) the total number of shares of the Company's common stock that may be issued under the plan.

         3. To consider and vote on a proposal to amend the Company's 1994 Stock Incentive Plan to increase the annual limit on the amount of shares available under certain awards granted to a participant from 250,000 to 400,000.

         4. To consider and vote on a proposal to amend the Company's 1995 Employee Stock Purchase Plan to increase by 200,000 (subject to antidilution adjustments specified in the plan) the total number of shares of the Company's common stock that may be issued under the plan.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on March 17, 2000 as the record date for determining stockholders entitled to notice of the annual meeting and to vote at the annual meeting.

         All stockholders are cordially invited to attend the meeting. You are urged to sign, date and complete the enclosed proxy card and return it promptly in the enclosed envelope even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card.

                                            By order of the Board of Directors


                                            Gail A. Sloan
                                            Secretary


San Diego, California
April 7, 2000

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 11, 2000

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders to be held on Thursday, May 11, 2000 at 10:00 a.m. and at any and all postponements and adjournments of the meeting. The meeting will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 7, 2000.

         The cost of preparing, assembling and mailing these proxy materials and the cost of soliciting proxies will be paid for by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

         The close of business on March 17, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of the meeting and to vote at the meeting. On that date there were 24,391,155 shares of the Company's common stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the shares of common stock outstanding on the record date and entitled to be voted at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof.

         Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes (up to two directors) will be elected.

         Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted in favor of:

Proposal 1        Election of the two director nominees named in this proxy
                  statement;

Proposal 2        Amendment of the Company's 1994 Stock Incentive Plan, as
                  amended, to increase by 1,000,000 shares (subject to antidilution adjustments specified in the Plan) the total number of shares of the common stock that may be issued under this plan; and

Proposal 3        Amendment of the Company's 1994 Stock Incentive Plan, as
                  amended, to increase from 250,000 to 400,000 shares the annual limit on the amount of shares available under certain awards granted to a participant; and

Proposal 4        Amendment of the Company's 1995 Employee Stock Purchase Plan
                  to increase by 200,000 shares (subject to antidilution adjustments specified in the Plan) the total number of shares of common stock that may be issued under this plan.

         In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly brought up for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. You have the power to revoke your proxy at any time before it is voted at the meeting by submitting a written notice of revocation to the Secretary of the Company or by filing with the Company a valid proxy bearing a later date. Your proxy will not be voted if you attend the meeting and elect to vote your shares in person.

         The Board of Directors reserves the right to withhold any proposal described in this proxy statement from a vote at the meeting if the Board of Directors deems a vote on such proposal to be contrary to the best interests of the Company and its stockholders. In that event, the proposal withheld will be neither adopted nor defeated.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's certificate of incorporation was amended in 1999 to provide for a board of directors divided into three classes, each as nearly equal in number as possible. The terms for each class are staggered over a three-year period. This year, the term of the directors in Class I expires. Accordingly, two directors will be elected at the annual meeting.

         Both of the nominees for election as directors at the meeting set forth in the table below are incumbent directors and were elected at the 1999 Annual Meeting of Stockholders. These nominees have consented to serve as a director if elected. Unless authority to vote for either of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the meeting become unable to serve if elected, shares represented by proxies will be voted for substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. Proxies cannot be voted for more than two directors, the number of nominees herein. To the Company's knowledge, both nominees will be available to serve.

                             NOMINEES FOR DIRECTORS

         Each of the persons listed below is nominated for election to Class I of the Board of Directors (to serve three year terms ending at the 2003 annual meeting and until their respective successors are elected and qualified).

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

         THOMAS H. ADAMS, PH.D., 57, has been a director of the Company since 1991. Dr. Adams is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and, since September 1998, has been Chairman of the Board and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. Before assuming the role of Chairman Emeritus of Genta, Inc. in 1997, Dr. Adams served as Genta, Inc.'s Chief Executive Officer. Before founding Genta in 1989, Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe and until 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech. Hybritech was later acquired by Eli Lilly and Co. in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, and served as a Director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998. In addition, Dr. Adams currently serves as a Director of Life Technologies, Inc., which is a publicly held medical research firm. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

         STEVEN B. ENGLE, 45, serves as Chairman of the Board and Chief Executive Officer and joined the Company in 1993 as Executive Vice President and Chief Operating Officer. He assumed the offices of President, Director, and Secretary in 1994, and became Chief Executive Officer in 1995 and Chairman of the Board in 1997. He has been a director of the Company since 1994. From 1991 to 1993, Mr. Engle served as Vice President of Marketing and in other senior management positions while at Cygnus Inc., a publicly held company that develops drug delivery systems for therapeutic drugs. From 1987 to 1991, he was Chief Executive Officer of Quantum Management Company, a privately held management consulting firm serving the pharmaceutical industry. From 1984 to 1987, he was Vice President of Marketing and Divisional General Manager for Micro Power Systems, a privately held company that manufactures high technology products including medical devices. From 1979 to 1984, he was a management consultant at Strategic Decisions Group and SRI International, where he advised pharmaceutical, high technology and other companies. Mr. Engle is the Chairman of BIOCOM, a regional trade association for the biotechnology and medical devices industries and is a Director of CareLinc Corporation, a privately held developer of clinical information management. Mr. Engle holds an MSEE and a BSEE with a focus in biomedical engineering from the University of Texas.

                              CONTINUING DIRECTORS

                                    CLASS II
                Currently serving until the 2001 Annual Meeting
               and until his successor is elected and qualified.

         ROBERT A. FILDES, PH.D., 61, has been a director of the Company since 1991. Dr. Fildes currently serves as President of SB2, Inc., a privately held company in the field of antibody technology. From June to December of 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 until August 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. Scotgen Biopharmaceuticals filed for Chapter 7 bankruptcy protection under the federal bankruptcy laws in August of 1997. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. Dr. Fildes was the President and Chief Executive Officer of Cetus Corporation from 1982 to 1990. Before his eight years at Cetus, Dr. Fildes was the President of Biogen, Inc. from 1980 to 1982 and the Vice President of Operations for the Industrial Division of Bristol-Myers from 1975 to 1980. Dr. Fildes is currently a Director of Carrington Laboratories, a publicly held company that develops and manufactures products for wound and skin care, and Cytovax Biotechnologies and SB2, Inc., privately held companies. Dr. Fildes holds a D.C.C. degree in Microbial Bio-chemistry and a Ph.D. in Biochemical Genetics from the University of London.

                                    CLASS III
                 Currently serving until the 2002 Annual Meeting
        and until their respective successors are elected and qualified.

         WILLIAM E. ENGBERS, 57, has been a director of the Company since 1991. Mr. Engbers is the former Director of Venture Capital for Allstate Insurance Company. Mr. Engbers became a Director of Venture Capital for Allstate Insurance Company in 1997 after serving as Venture Capital Manager since 1989. During 1999, Mr. Engbers was a consultant to Allstate Insurance Company and Landmark Partners, Inc. Before joining Allstate, he was a Vice President at Whitehead Associates, an investment firm, from 1983 to 1987, and Chairman of the Board of Plant Genetics, Inc., a publicly traded biotechnology company, from 1982 to 1989. Mr. Engbers currently serves as a Director of J. Jill Group, Anthra Pharmaceuticals, Hawaiian Wireless, Periodontix, Inc. and UroSurge, Inc. and is President of CLS Holdings, LLC. Mr. Engbers has been the Chairman or Director of more than two dozen corporations.

         W. LEIGH THOMPSON, M.D., PH.D., 61, has been a director of the Company since 1996. Dr. Thompson has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a private healthcare consulting firm which provides worldwide consulting services to health institutions and manufacturers, since 1995. From 1982 until 1994, Dr. Thompson was employed by Eli Lilly and Co., retiring as Chief Scientific Officer. Dr. Thompson was Professor of Medicine at Case Western Reserve University from 1974 until 1982 and Professor of Medicine at Indiana University from 1984 to 1995. Dr. Thompson also serves as a Director of BAS, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inspire Pharmaceuticals, Maret Corporation, Medarex, Inc., Ontogeny, Ophidian Pharmaceuticals, Inc., Orphan Medical, Inc., and Tanabe Research Laboratories each of which is a medical research firm. Dr. Thompson holds a Ph.D. from the Medical University of South Carolina and an M.D. from The Johns Hopkins University.

                                   PROPOSAL 2
                     AMENDMENT TO 1994 STOCK INCENTIVE PLAN

         The maximum number of shares of the Company's common stock that may be issued pursuant to awards under the Company's 1994 Stock Incentive Plan (the "Option Plan") is currently 2,500,000, and as of March 17, 2000, options covering a total of 2,482,852 shares are outstanding or have been exercised under the Option Plan. Accordingly, only 17,148 shares remain available for new grants. The Company relies heavily upon the Option Plan to recruit, retain, and reward qualified employees and directors, and the Company's Board of Directors has unanimously approved, subject to approval by the Company's stockholders, an amendment of the Option Plan to make available an additional 1,000,000 shares of the Company's common stock for option awards (subject to antidilution adjustments).

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Each of the current directors and each of the executive officers designated from time to time by the Compensation Committee of the Board of Directors (the "Committee"), which is the Option Plan's administrative committee, is eligible to receive awards under the Option Plan. Pursuant to the Option Plan, each of the directors and executive officers, among others, is eligible to receive Incentive Awards. Dr. Adams, if re-elected as a director at the Meeting, will automatically receive a Non-Employee Directors' Option to purchase up to 5,000 shares of the Company's common stock on May 11, 2000, and on the dates of future annual meetings if continuing as a director. As the Chief Executive Officer of the Company, Mr. Engle is not eligible for a Non-Employee Directors' Option grant.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3
                   AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN

         If an award under the Company's 1994 Stock Incentive Plan is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then the annual amount of shares available under awards granted to a participant cannot exceed 250,000 shares. Section 162(m) of the Code imposes a $1 million limit on the amount of compensation that may be deducted by the Company in any year with respect to the CEO of the Company and its other four most highly compensated employees, including deductions attributable to awards under the 1994 Stock Incentive Plan. The $1 million deduction limit of Section 162(m), however, does not apply to "performance-based compensation." For awards under the 1994 Stock Incentive Plan to constitute "performance-based compensation," one requirement is that the stockholders approve the maximum number of shares for which grants may be made to any participant during a specified period.

         The current annual limit, which was previously approved by the Company's stockholders, is 250,000 shares. The Company desires to increase the annual limit to 400,000 shares and, in order to preserve the deductibility of compensation expense relating to awards granted under the 1994 Stock Incentive Plan, is seeking the favorable approval of the Company's stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Each of the current directors and each of the executive officers is eligible to participate in the Option Plan. Participation in the Option Plan is at the discretion of the Committee and accordingly, future participation by directors, executive officers and other employees under the Option Plan is not determinable. However, if this proposal is approved, the annual limit provided to any participant, including the directors and executive officers, would be raised from 250,000 to 400,000 shares and would be an eligible compensation expense deduction by the Company under Section 162(m) of the Code.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and entitled to vote, is required to approve Proposal 3. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4
               AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

         The maximum number of shares of the Company's common stock that may be sold and issued under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") is currently 300,000 shares. As of March 17, 2000, 189,893 shares have been sold and issued under the Purchase Plan and 110,107 shares remain available for issuance. The Purchase Plan permits qualifying employees of the Company to purchase shares of the Company's common stock every six months at a price that is 85% of the fair market value of the common stock at certain specified dates. The Company uses the Purchase Plan as an incentive to employees and to encourage employee ownership in the Company. By increasing employee stock ownership, the Company hopes to align the interests of its employees with the interests of its stockholders. The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Purchase Plan to make available an additional 200,000 shares of the Company's common stock for purchase by qualifying employees (subject to antidilution adjustments).

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Each of the executive officers identified in this proxy statement may qualify for participation under the Purchase Plan and thus be eligible to annually purchase up to $25,000 worth of the Company's common stock under the Purchase Plan at a slight discount below the market price. If Proposal 4 is approved, additional shares will be available for sale under the Purchase Plan. The maximum possible annual benefit for each of these executives is approximately $3,750, assuming the purchase of the maximum number of shares at a discount of 15% below market price. This estimate may change depending on future changes to the Internal Revenue Code and resulting changes to the Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and entitled to vote, is required to approve Proposal 4. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

                              STOCKHOLDER PROPOSALS

2001 ANNUAL MEETING PROPOSALS

         Stockholders who wish to have proposals for action at the Company's 2001 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this proxy statement no later than December 6, 2000. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

2000 ANNUAL MEETING PROPOSALS

         In addition, the Company's Amended and Restated Bylaws require that a stockholder give written notice of any proposal or the nomination of a director, addressed to the Secretary of the Company. Such written notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the scheduled Annual Meeting of Stockholders, or if less than 95 days' notice or prior public disclosure of the date of the scheduled Annual Meeting of Stockholders is given or made, such written notice must be received by the Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. Any notice to the Secretary regarding a stockholder proposal must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (d) any material interest of the stockholder in such business.

         Any notice to the Secretary regarding a nomination for the election of directors must include: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (e) the consent of each nominee to serve as a director of the Company if so elected. Nothing in this section shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. If any other matters come before the meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           INDEPENDENT PUBLIC AUDITORS

         By selection of the Company's Board of Directors, the firm of Ernst & Young LLP has served as the Company's auditor since its incorporation in 1989. The Board of Directors has again selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000. One or more representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 17, 2000 by those known by the Company to be beneficial owners of more than five percent of the outstanding shares of the Company's common stock, by each of the current directors, by each of the executive officers named in the Summary Compensation Table on page 9, and by all directors and executive officers of the Company as a group. On March 17, 2000, there were 24,391,155 shares of common stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's common stock as to which the beneficial owner solely has or shares investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.


             Name and Address             Amount and Nature of      Percent of
           of Beneficial Owner**         Beneficial Ownership(1)      Class
           ---------------------         -----------------------    ----------
Abbott Laboratories                            3,369,604               13.8%
     100 Abbott Park Road
     Abbott Park, Illinois  60064

Biotech Target SA(2)                           2,001,000                8.2%
     Swiss Bank Tower
     Panama 1
     Republic of Panama

State of Wisconsin Investment Board            2,332,500                9.6%
     121 East Wilson
     Madison, Wisconsin  53707

Alta Partners(3)                               1,470,000                6.0%
     One Embarcadero Center
     Suite 4050
     San Francisco, California 94111

Thomas H. Adams, Ph.D.(4)                        108,899                 *
Mark T. Edgar, Ph.D.                                  --                 *
William E. Engbers(4)                             94,762                 *
Steven B. Engle(5)                               865,264                3.5%
Wood C. Erwin                                         --                 *
Robert A. Fildes, Ph.D.(6)                       143,040                 *
Matthew D. Linnik(5)                              87,970                 *
W. Leigh Thompson, M.D., Ph.D.(7)                 88,704                 *
Andrew Wiseman(8)                                 88,390                 *
All directors and executive officers
  as a group (10 persons)(9)                   1,504,978                6.2%

---------------------------
 *   Less than 1%

** Unless otherwise indicated, the address for each beneficial owner is care-of La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121.

(1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of March 17, 2000 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)  Wholly owned subsidiary of BB Biotech AG, a Swiss corporation

(3) Includes 913,731 shares held by Alta BioPharma Partners, LP, 521,828 shares held by La Jolla Chase Partners (Alta Bio), LLC and 34,441 shares held by Alta Embarcadero BioPharma Partners, LLC as reported in the Schedule 13G filed with the Securities and Exchange Commission on February 24, 2000.

(4)  All shares are issuable upon exercise of stock options.

(5) Includes 863,280 shares issuable upon exercise of stock options and 500 shares issuable upon exercise of warrants.

(6) Includes 56,875 shares issuable upon exercise of stock options and 2,101 shares issuable upon exercise of warrants.

(7) All shares are issuable upon exercise of stock options. Stock options for 41,334 shares are held by Dr. Thompson's daughter, Mary Linton Bounetheau Thompson Peters, and are beneficially owned by Dr. Thompson.

(8)  Includes 72,545 shares issuable upon exercise of stock options.

(9) Includes 1,373,035 shares issuable upon exercise of stock options and 2,601 shares issuable upon exercise of warrants.

BOARD COMMITTEES AND MEETINGS

         The Audit Committee of the Board of Directors currently consists of Mr. Engbers, Dr. Adams and Dr. Thompson. The Audit Committee performs the following functions:

         o reviews, prior to publication, the Company's annual financial statements;

         o reviews the scope of the current annual audit and fees therefore, and the results of the prior year's audit;

         o  reviews the Company's accounting and financial reporting practices;

         o  reviews the Company's system of internal accounting controls;

         o reviews the scope of any other services to be performed by the independent auditors;

         o  recommends the retention or replacement of the independent auditors;

         o reviews the adequacy of the Company's accounting and financial personnel resources;

         o reviews and considers any other matters relative to the audit of the Company's accounts and the preparation of its financial statements and reports that the committee deems appropriate; and

         o reviews, acts on and reports to the Board of Directors with respect to various financial reporting and accounting practices and consults with the Company's independent auditors and management with respect thereto.

         The Compensation Committee of the Board of Directors currently consists of Dr. Adams, Dr. Thompson and Dr. Fildes. The Compensation Committee advises the Board of Directors with respect to various human resource matters, including compensation, and administers the Company's stock incentive plans.

         The Board of Directors acts as a committee of the whole with respect to nominations for membership on the Board. The Board will consider nominees recommended by stockholders, and stockholders desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company's Secretary. See "Stockholder Proposals," above, for the requirements applicable to stockholders wishing to make director nominations.

         During the Company's fiscal year ended December 31, 1999, there were five meetings attended in person and five telephonic meetings of the Board of Directors, one telephonic meeting of the Audit Committee, and two telephonic meetings of the Compensation Committee. All directors attended at least 80% of the total Board meetings and the meetings of the committees on which they serve.

DIRECTORS' COMPENSATION

         Directors who are also employees of the Company receive no extra compensation for their service on the Board. Non-employee directors receive an annual retainer of $5,000, fees of $1,000 per Board or committee meeting attended in person, and $500 per telephonic Board or committee meeting, as well as reimbursement of reasonable costs associated with attendance at meetings of the Board and its committees.

         Under the Option Plan, each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 40,000 shares of the Company's common stock at an exercise price equal to the fair market value of a share of the common stock on the date of the option's grant. The options have a term of ten years and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders' meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), if the recipient is then continuing as a director for the ensuing year. Each non-employee director also receives, upon each re-election to the Board, an automatic annual grant of an option to purchase up to 5,000 shares of the Company's common stock. These options have a term of ten years and an exercise price equal to the fair market value of a share of the Company's common stock on the date of grant. These options vest and become exercisable on the earlier to occur of (a) the first anniversary of the grant date or (b) immediately prior to the Annual Meeting of Stockholders of the Company following the grant date, if the director has served as a director from the grant date to such earlier date. These automatic grants of options to non-employee directors are referred to herein as "Non-Employee Directors' Options." In addition, each non-employee director is eligible to receive Incentive Award options as determined by the Compensation Committee or the Board. These options vest and become exercisable pursuant to the Option Plan and the grant.

         During the fiscal year ended December 31, 1999, options to purchase a total of 211,100 shares of the Company's common stock were issued to the Company's non-employee directors. Of those options, options to purchase 20,000 shares of the Company's common stock were annual grants of Non-Employee Directors' Options and the remaining options to purchase 191,100 shares of the Company's common stock were Incentive Awards.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid for the last three fiscal years to: (a) the Company's Chief Executive Officer, (b) the other two most highly compensated persons who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 1999 and whose total annual salary and bonus for that fiscal year exceeded $100,000, and (c) two additional individuals, Mark Edgar and Wood Erwin, who would have been in the latter category of most highly compensated executive officers had they still been serving as executive officers of the Company on December 31, 1999 (collectively, the "Named Executive Officers").

                                                                                    Long-Term
                                                Annual Compensation            Compensation Awards
                                          -------------------------------     ---------------------
                                                                              Securities Underlying         All Other
Name and Principal Position               Year     Salary($)     Bonus($)         Options(#)            Compensation($)
---------------------------               ----     ---------     --------     ---------------------     ---------------
Steven B. Engle                           1999      286,347       63,691              250,000                 --
     Chief Executive Officer and          1998      279,900         --                150,000                 --
     Chairman of the Board                1997      246,737       10,000               25,000                 --

Mark T. Edgar, Ph.D.(1)                   1999      155,468       23,994                 --                 95,000(4)
     Vice President of Product            1998      178,385         --                 50,000                 --
     Development and Operations           1997      155,863         --                 19,000                 --

Matthew D. Linnik, Ph.D.(2)               1999      161,334       30,389              100,792                 --
     Executive Vice President of          1998      100,310       10,000               75,000               30,212(6)
     Research                             1997        --            --                   --                   --

Wood C. Erwin(3)                          1999      127,403       17,196                 --                 90,500(5)
     Vice President of Finance and        1998      132,141         --                 31,000                 --
     Chief Financial Officer              1997      110,754         --                  9,000                6,086(6)

Andrew Wiseman, Ph.D.                     1999      107,656          884               48,380                 --
     Senior Director of Business          1998      104,294         --                 12,000                 --
     Development                          1997       95,518        5,000               10,000                 --

---------------------------

(1)   Dr. Edgar left the Company on September 29, 1999.

(2) Dr. Linnik joined the Company on February 3, 1998. Accordingly, he received compensation from the Company only for the period from February 3, 1998 to December 31, 1998 in the fiscal year ended December 31, 1998.

(3)   Mr. Erwin left the Company on October 29, 1999.

(4) All Other Compensation consisted of severance benefits paid upon termination.

(5) All Other Compensation consisted of $22,000 for relocation expense and $68,500 for severance benefits paid upon termination.

(6)   All Other Compensation consisted of relocation expense reimbursement.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

                                      INDIVIDUAL GRANTS
                    ------------------------------------------------------
                                                                                Potential Realizable Value at
                        Number       % of Total                                 Assumed Annual Rates of Stock
                    of Securities     Options                                      Price Appreciation for
                      Underlying     Granted to      Exercise                        Option Term ($)(4)
                       Options      Employees in      Price       Expiration    -----------------------------
       Name          Granted(#)(1)   Fiscal Year   ($/share)(2)     Date(3)         5%                  10%
       ----         --------------  ------------   ------------   ----------    -----------           -------
Steven B. Engle         183,675         26.5%          0.484        9/28/09        55,908             141,682
                         66,325          9.6%          0.344        11/2/09        14,349              36,363

Mark T. Edgar                --          0.0%             --             --            --                  --


Matthew D. Linnik        17,806          2.6%          0.484        9/28/09         5,420              13,735
                         74,032         10.7%          0.484        9/28/09        22,534              57,106
                          8,954          1.3%          0.344        11/2/09         1,937               4,909

Wood C. Erwin                --          0.0%             --             --            --                  --

Andrew Wiseman           41,018          5.9%          0.484        9/28/09        12,485              31,640
                          3,064          0.4%          0.484        9/28/09           933               2,363
                          2,965          0.4%          0.344        11/2/09           641               1,626
                          1,333          0.2%          0.344        11/2/09           288                 731

---------------------------
(1) All options were granted under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board, which has broad discretion and authority to construe and interpret the Option Plan and to modify outstanding options. All options granted vest and become exercisable pursuant to the Option Plan and the grant between the date of the grant and September 28, 2002.

(2) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or offset by the underlying shares, subject to certain conditions. The exercise price for each grant is the market price of the Company's common stock on the date of grant.

(3) All of the options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.

(4) The potential realizable values listed are based on an assumption that the market price of the Company's common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market value of the common stock. Actual gains, if any, are dependent on the future market price of the Company's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 1999 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1999, and the aggregate gains that would have been realized had these options been exercised on that date, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

                                                              Number of Securities
                                                             Underlying Unexercised           Value of Unexercised
                                                                Options at Fiscal             In-the-Money Options
                                                                  Year End (#)              At Fiscal Year End (1)($)
                        Shares Acquired     Value         ---------------------------     -----------------------------
     Name               on Exercise(#)    Realized($)     Exercisable   Unexercisable     Exercisable     Unexercisable
     ----               ---------------   -----------     -----------   -------------     -----------     -------------
Steven B. Engle               --               --           650,501        124,499          750,182              --

Mark T. Edgar                 --               --                --             --               --              --

Matthew D. Linnik             --               --            52,398        118,435           62,094         145,481

Wood C. Erwin                 --               --            18,800             --               --              --

Andrew Wiseman               720              793            73,278         29,257           97,798          21,571

---------------------------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's common stock on December 31, 1999 (the last trading day of 1999). The closing price of the Company's common stock on that day on the Nasdaq National Market was $2.531. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CONSULTING CONTRACTS

         Steven B. Engle has an employment contract with the Company that provides for a minimum annual salary of $273,000 and entitles him to receive twelve months severance and up to twelve months of medical, dental and life insurance coverage in the event of (a) involuntary termination of his employment by the Company without cause; (b) if a change in control of the Company occurs and (i) his employment is terminated, (ii) his reporting responsibility changes, such that he does not report directly to the Board of Directors of the surviving company on all matters, (iii) he has a material reduction in responsibility,
(iv) he is required to be employed other than in the San Diego area, or (v) any material breach by the Company or its successor of this Agreement, as amended. Also, all employee stock options and other performance awards granted to Mr. Engle before the termination of his employment shall automatically vest and become fully exercisable as of his termination date and shall remain exercisable for a period equal to the remaining term of the employee stock option or other performance award as provided by the applicable plan or grant pursuant to which the options or awards were granted. If, within one year from the termination of Mr. Engle's employment, employee stock options granted to any executive officer or non-employee director of the Company or its successor are repriced, the Company shall provide similar repricing for all outstanding employee stock options granted to Mr. Engle before his termination date. If Mr. Engle terminates for any reason other than under the above circumstances, all employee stock options granted to him before the termination of his employment shall remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Finally, if an acquisition, merger or reorganization of the Company occurs with in thirty days of Mr. Engle's termination of employment, Mr. Engle may be eligible to receive a bonus of $100,000.

         Matthew D. Linnik has an employment agreement with the Company that entitles him to receive nine months severance at his then current base salary and up to nine months of medical and dental coverage in the event of (a) involuntary termination of his employment by the Company without cause; (b) if a change in control of the Company occurs and (i) his employment is terminated,
(ii) his reporting responsibility changes, such that he is no longer a Vice President of the surviving company with compensation and functional duties similar to those he had prior to the change in control, (iii) he has a material reduction in responsibility, or (iv) he resigns because he is required to be employed more than 50 miles from the Company's headquarters. Also, all employee stock options and other performance awards granted to Dr. Linnik before the termination of his employment shall automatically vest and become fully exercisable as of his termination date and shall remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and administers the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its stockholders. In 1999, the Company's executive compensation program consisted of base salary, selected bonuses and stock option grants.

         The Committee believes that the Company's ability to execute its drug discovery programs and successfully bring products to market depends heavily upon the quality of its top scientific and management personnel. Accordingly, the Committee attempts to set base salary for the Company's executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation available to the Company's key executives through alternative employment. However, because of the Company's current and historical need to conserve its cash resources, rewards for Company or individual performance have generally taken the form of stock-based awards, and, in 1999, limited bonuses.

         The Committee administers the Option Plan pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company's stockholders. To date, only stock options have been granted under the Option Plan, although the Committee may, in the future, utilize other types of Incentive Awards available under the Option Plan. The Committee also administers options previously granted under the Company's 1989 Incentive Stock Option Plan and 1989 Nonstatutory Stock Option Plan.

         Because of the Company's need to conserve cash, the Committee has used stock options to reward executives for individual and Company performance and to provide incentives for vigorous pursuit of the Company's goals. In general, executive officers receive a substantial grant of stock options upon joining the Company. The Committee believes that these initial grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from more established employers who would compete for the services of the Company's executives. Second, the initial option grants are intended to give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns to stockholders on investments in the Company's stock.

         In addition to initial grants, executive officers are eligible to receive periodic option grants based upon the performance of the Company and their individual progress and contributions. Such grants, if any, are determined by the Committee with the input and recommendation of the Company's Chief Executive Officer. In determining award levels, the Committee emphasizes Company performance and the contributions made by individual executives to that performance. The Committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like the Company, which operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction and operational effectiveness. The Company's goals over the next few years include succeeding in clinical trials of LJP 394 and additional drug candidates, forming additional strategic alliances, raising additional financing, and building a strong organization to support the Company's anticipated growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders' returns on their investments in the Company and the Committee believes stockholders are best served if the Chief Executive Officer has significant incentives to meet these expectations. In February 1999, the Chief Executive Officer received a bonus of $63,691, primarily in recognition of his leadership in moving the lupus drug candidate through clinical trials and meeting the needs of our corporate partner in 1998. In September and November 1999, the Chief Executive Officer received options to purchase up to 250,000 shares of common stock primarily in recognition of leading the scientific and business teams in the identification of important new clinical information that allowed the Company to proceed with the lupus program, successfully managing the Company through an extensive reorganization and ultimately increasing the Company's stock value. The Committee sets the Chief Executive Officer's options and bonus on the basis of its qualitative evaluation of the Chief Executive Officer's contributions. The Committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer's compensation, or to provide any specific dollar value of option-based compensation to the Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in the Company's stock.


                                                  COMPENSATION COMMITTEE

                                                  Thomas H. Adams, Ph.D.
                                                  W. Leigh Thompson, M.D., Ph.D.
                                                  Robert A. Fildes, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors consists of Dr. Adams, Dr. Thompson and Dr. Fildes. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's common stock for the period beginning December 31, 1995 and ending on December 31, 1999 with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on December 31, 1995 in the Company's common stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

                                    12/29/1995   12/31/1996  12/31/1997  12/31,1998   12/31/1999
                                    ----------   ----------  ----------  ----------  -----------
LA JOLLA PHARMACEUTICAL COMPANY        100           120         89           90           51
NASDAQ -- US                           100           123        151          212          384
NASDAQ -- PHARMACEUTICALS              100           100        104          133          246

RAW VALUES:

LA JOLLA PHARMACEUTICAL COMPANY      5.000         6.000      4.438        4.500        2.531
NASDAQ -- US                       345.609       425.222    521.032      732.202     1326.416
NASDAQ -- PHARMACEUTICALS          396.535       397.770    410.733      525.507      976.397

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the directors and officers of the Company and persons who own more than 10% of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the

Company is required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 1999. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 1999, all of these reports were timely filed.

                                  ANNUAL REPORT

         The Company's Annual Report to stockholders for calendar year ended December 31, 1999 has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                                   PROXY CARD


                         LA JOLLA PHARMACEUTICAL COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven B. Engle and Gail A. Sloan as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of La Jolla Pharmaceutical Company, held by the undersigned on March 17, 2000, at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000 or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY ALSO SUBMIT TO THE SECRETARY OF THE COMPANY A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

     Please mark your
[X]  votes as in this
     example

1. ELECTION OF DIRECTORS:

                                           WITHHOLD
                      FOR                  AUTHORITY
                      [ ]                     [ ]

   ELECT TWO CLASS I DIRECTORS named below to serve until the annual meeting of stockholders to be held in the year 2003 and until their successors have been duly elected and qualified.

            STEVEN B. ENGLE                    THOMAS H. ADAMS, PH.D.

   To withhold authority to vote for any one or more of the nominees named above, strike through that/those name(s).

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the above-named nominees, FOR amendment of the 1994 Stock Incentive Plan and FOR amendment of the ESPP. This proxy confers discretionary authority with respect to matters not known or determined at the time of mailing the notice of annual meeting and the enclosed proxy statement.

2. AMEND THE 1994 STOCK INCENTIVE PLAN to increase the total shares authorized for issuance under this plan by 1,000,000 to a total of 3,500,000.

               FOR            AGAINST            ABSTAIN
               [ ]              [ ]                [ ]


3. AMEND THE 1994 STOCK INCENTIVE PLAN to increase the annual limit on the amount of shares available under awards granted to a participant from 250,000 to 400,000.

               FOR            AGAINST            ABSTAIN
               [ ]              [ ]                [ ]


4. AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN ("ESPP") to increase the total shares available for sale and issuance under this plan by 200,000 to a total of 500,000 shares.

               FOR            AGAINST            ABSTAIN
               [ ]              [ ]                [ ]


Signature(s) of Stockholder(s)____________________   Dated ___________, 2000

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. Signature should agree with the name(s) printed hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.